EXHIBIT 99.2

For Immediate Release:

FELCOR PROVIDES DETAILS ON REDEMPTION OF SERIES B PREFERRED STOCK

IRVING, Texas...August 12, 2005 — FelCor Lodging Trust Incorporated (NYSE: FCH), pursuant to its press release dated August 11, 2005, announced that it had called for redemption all of the remaining outstanding shares of its 9% Series B Cumulative Redeemable Preferred Stock and the corresponding depositary shares (CUSIP No. 31430F 40 8) representing the Series B Preferred Stock. The depositary shares, which are traded on the New York Stock Exchange under the symbol “FCHPRB,” will be redeemed on September 12, 2005, at a cash redemption price of $25.2563 per depositary share, representing the liquidation preference of $25.00 per depositary share, plus accrued and unpaid dividends to the date of redemption.

With the exception of historical information, the matters discussed in this news release include “forward looking statements” within the meaning of the federal securities laws that are qualified by cautionary statements contained herein and in FelCor’s filings with the Securities and Exchange Commission.

Contact:

Monica L. Hildebrand, Vice President of Communications	(972) 444-4917	mhildebrand@felcor.com
Stephen A. Schafer, Vice President of Investor Relations	(972) 444-4912	sschafer@felcor.com

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